Exhibit 99.1

TEARLAB ANNOUNCES ACQUISITION BY ACCELMED PARTNERS AND

RELATED $25 MILLION INVESTMENT

ESCONDIDO, Calif., May 11, 2020 — TearLab Corporation (OTCQB: TEAR), a leader in Ocular Surface Diagnostics, today announced it has entered into a definitive agreement pursuant to which Accelmed Partners II (AP-II) will acquire TearLab. In connection with the acquisition, AP-II has agreed to an investment of $25 million over two tranches that will occur in conjunction with the company delisting from the “over the counter” OTCQB market and TearLab and its senior secured lender, CR Group, has agreed to restructure the terms of the company’s outstanding senior secured indebtedness. Post transaction, TearLab will be a private company and AP-II will be the controlling shareholder. Proceeds from the AP-II investment will be used to pay down a portion of TearLab’s existing debt, and fund both organic and inorganic growth opportunities.

“We are very excited to begin a new era for the company with the support from Accelmed Partners and our lender CRG,” commented Seph Jensen, TearLab’s Chief Executive Officer. “With the capital provided through this transaction, we are now able to both pursue continued development of our next generation Discovery platform as well as seek out targeted acquisition opportunities. The dry eye market has tremendous innovations at varying stages of development and commercialization for both treatments and diagnostics that aim to deliver meaningful benefits to physicians and patients. We look forward to creating a stronger company that is better positioned to help shape the landscape of dry eye care for the ophthalmic and optometric communities.”

“Our team has been keenly following TearLab as the company has become part of the clinical guidelines associated with evaluating ocular surface disease,” commented Dr. Uri Geiger, Founder and Managing Partner of Accelmed Partners. “We are excited to be working with Seph and the executive team to accelerate the growth of TearLab’s sizable base of systems. The investment is highly representative of the transactions we seek to undertake and is our first deal in our new fund, AP-II.”

As part of the transaction, Dr. Geiger will become Chairman of the Board and Accelmed Partners’ General Partner, Lior Shav, who led the transaction, will join the company’s board of directors. Seph Jensen, TearLab’s CEO, will remain a board member.

TearLab’s Board of Directors have unanimously approved the transactions and recommended its shareholders approve the acquisition. Closing of the transaction is subject to approval by TearLab shareholders, which TearLab expects to obtain by written consent this week, the satisfaction of certain closing conditions, and certain termination rights that could be exercised prior to closing. The transaction is expected to close in the second quarter of 2020 and is not subject to any financing condition.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively testing for disease bio-markers in tears at the point-of-care. The TearLab Osmolarity Test, to aid in the diagnosis Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System.

About Accelmed Partners

Accelmed Partners (www.accelmed.com) is a leading U.S. based private equity firm focused on investments in commercial stage HealthTech companies. Accelmed is based in New York City.

About CR Group

CRG (www.crglp.com) is a premier healthcare investment firm with $4 billion of assets under management. The firm seeks to invest between $20 to $300 million in companies across the healthcare spectrum, including medical devices, biopharmaceuticals, tools & diagnostics, services and information technology. The firm partners with public and private companies to provide flexible financing solutions and world-class support to achieve exceptional growth objectives with minimal dilution. CRG maintains offices in Boulder, New York and Houston.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the expected consummation of the investment transaction with Accelmed Partners II. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019. We do not undertake to update any forward-looking statements except as required by law.

MEDIA CONTACT:

Carla Benigni
SPRIG Consulting LLC
847-951-7430
carla@sprigconsulting.com